Exhibit 5.5

Law Firm

Moscow-City Business Centre, Building 1, 8, Presnenskaya Nab., 14th Floor, Moscow 123100, Russia
Россия, 123100 Москва, Пресненская наб., д. 8, стр. 1, бизнес центр «Москва-Сити», 14 этаж
T: +7(495) 775 69 99    F: +7 (495) 967 76 00    www.gblplaw.com

March 02, 2009

General Maritime Corporation

299 Park Avenue

New York, New York 10171

Re.	Opinion Letter in respect of legal capacity of General Maritime Crewing Limited

Ladies and Gentlemen,

We have acted as a special counsel to General Maritime Corporation, a corporation organized under the laws of the Republic of the Marshall Islands (the "Company"), in connection with the preparation and filing by the Company and certain of the Company’s subsidiaries which are co-registrants (the “Co-Registrants”) of a shelf Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended, of up to US$500,000,000 aggregate public offering price of (i) debt securities, which may be issued pursuant to an indenture (the "Indenture"), as amended or supplemented from time to time, between the Company and the trustee named in the Indenture (the “Debt Securities”), (ii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), (iii) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), as well as up to 8,128,612 shares of Common Stock which may be resold by selling shareholders, (iv) warrants to purchase securities of the Company (the “Warrants”), (v) rights to purchase securities of the Company (“Rights”), (vi) units issued by the Company comprised of any of the foregoing (the “Units”), and (vii) guarantees of the Debt Securities issued by one or more of the Co-Registrants (the “Guarantees” and, together with the Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Rights, and the Units, the “Securities”).

In this connection we have been asked to prepare this Opinion Letter in respect of legal capacity of the Company’s subsidiary, General Maritime Crewing Limited, a limited liability company (in Russian – ‘общество с ограниченной ответственностью’ obschestvo s ogranichennoy otvetstvennost’yu) registered and existing under the laws of the Russian Federation (the “Subsidiary”), to issue Guarantees as defined above.

In rendering this opinion, we have reviewed the following documents:

1.	The draft Registration Statement;

2.	The draft form of indenture, which is governed by the laws of the state of New York; and

3.	The organizational and governing documents of the Subsidiary listed in Schedule I hereto.

Law Firm

Moscow-City Business Centre, Building 1, 8, Presnenskaya Nab., 14th Floor, Moscow 123100, Russia
Россия, 123100 Москва, Пресненская наб., д. 8, стр. 1, бизнес центр «Москва-Сити», 14 этаж
T: +7(495) 775 69 99    F: +7 (495) 967 76 00    www.gblplaw.com

We have also made such inquiries and reviewed such other documents and records as we have deemed necessary or appropriate as a basis for our opinion. We have also examined and relied upon the statements, representations and certificates of officers or representatives of the Company and of the Subsidiary, public officials and others.

This Opinion Letter has been prepared on the basis of the assumptions set out below. The Opinion Letter is strictly limited to the matters stated herein and does not extend to any other matters. Nor do we express any opinion on any aspect of the Indenture, Guarantee or any other related documents save as explicitly provided herein.

It should be taken into account that while preparing this Opinion Letter we have assumed that:

a)
No decision has been made on voluntary liquidation of the Subsidiary and no application has been presented to a court for the liquidation of the Subsidiary on any grounds including, inter alia, on demand of any state or local authority;

b)
No application has been filed to a court, and no order has been made by a court, for the start of any insolvency procedures as it is provided by the Federal Law No. 127-FZ of 26 October 2002 “On insolvency (bankruptcy)” in respect of the Subsidiary;

c)	No administrator in bankruptcy or similar officer has been appointed in relation to the Subsidiary, and no notice has been given or filed in relation to the appointment of such an officer;
d)	The scanned copies of the documents provided to us totally coincide with the originals thereof; all the signatures and seals in the furnished documents are authentic;
e)	The text of the furnished documents has not been expanded to include any provisions including those initiating, modifying or terminating the effect of these documents or part thereof;
f)	All the data, including any facts, evidences, communications and confirmations contained in the documents are true and complete and remain unchanged as of the date of this opinion;
g)	All the corporate approvals that should be done by the time of the Guarantee issue and in connection therewith shall have been rendered in due course and in full compliance with applicable laws;
h)
Any individual acting on his or her behalf or on behalf of another person in respect of any document or information provided to us (on the grounds of the law or a power of attorney) in respect of any document or information provided to us at the relevant time was not in a condition in which he or she was not capable of understanding the significance of and controlling his or her actions.

Law Firm

Moscow-City Business Centre, Building 1, 8, Presnenskaya Nab., 14th Floor, Moscow 123100, Russia
Россия, 123100 Москва, Пресненская наб., д. 8, стр. 1, бизнес центр «Москва-Сити», 14 этаж
T: +7(495) 775 69 99    F: +7 (495) 967 76 00    www.gblplaw.com

Based on and subject to the foregoing, we advise you that, in our opinion, the Subsidiary has power and authority, corporate or otherwise, to issue the Guarantees.

We express no opinion as to or under any laws other than the laws of the Russian Federation (the "Relevant Laws").

The opinion expressed herein is based upon the Relevant Laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise.

Please note that this Opinion Letter has been based on the assumptions mentioned above, and we retain the right to adjust partially or entirely our opinions if one or more of the assumptions are wrong or not true to the information above.

We do not opine on the interpretation that courts of the Russian Federation might give to specific provisions of the Relevant Laws. However, we take into account interpretations of law given by the Supreme State Arbitration Court in the Decrees of the Plenum of the Supreme State Arbitration Court or Information Letters of the Presidium of the Supreme State Arbitration Court the full texts of which have been officially published before the date of this opinion.  Such interpretations do not have the force of law, but are obligatory for lower state arbitration courts.

We hereby consent to the use of this Opinion Letter as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.  Kramer Levin Naftalis & Frankel LLP may rely on this Opinion Letter for purposes of rendering a legality opinion to the Company in connection with the Registration Statement. At the same time it should be noted that this opinion is given with full disclaimer of any liability for any damage or loss that may be incurred in relation to the Registration Statement, the Indenture, any related document or performance by the Company or the Subsidiary thereunder.

Sincerely,

/s/ Eugenia Borzilo

Eugenia Borzilo

Head of group

Corporate/ M&A

Cc     Anton Sitnikov

Law Firm

Moscow-City Business Centre, Building 1, 8, Presnenskaya Nab., 14th Floor, Moscow 123100, Russia
Россия, 123100 Москва, Пресненская наб., д. 8, стр. 1, бизнес центр «Москва-Сити», 14 этаж
T: +7(495) 775 69 99    F: +7 (495) 967 76 00    www.gblplaw.com

Schedule I

List of the documents of General Maritime Crewing Limited provided

1.	Charter of General Maritime Crewing Ltd. approved as of 20 October 2004	12
2.	Certified True Extract of Directors’ Resolution in Writing of General Maritime Crewing PTE. Ltd. passed on 20 October 2004 dated 12 November 2004	1
3.	Notarial Certificate to the Extract of Directors’ Resolution in Writing of General Maritime Crewing PTE. Ltd. passed on 20 October 2004 dated 12 November 2004	1
4.	Power of Attorney of General Maritime Crewing PTE. Ltd. authorized Capt. Oleg Fedorenko to represent the Company dated 12 November 2004	1
5.	Notarial Certificate to the Power of Attorney dated 12 November 2004	1
6.	Certified True Copy of the Certificate confirming incorporation of Company dated 12 November 2004	1
7.	Notarial Certificate to the Copy of the Certificate confirming incorporation of Company dated 12 November 2004	1
8.	Certificate series 23 No 003866318 dated 24 February 2005 of state registration of General Maritime Crewing Ltd.	1
9.	Certificate series 23 No 001861443 dated 24 February 2005 of tax registration of General Maritime Crewing Ltd.	1
10.	Certified True Extract of Directors’ Resolution in Writing of General Maritime Crewing PTE. Ltd. passed on 1 September 2006, dated 11 September 2006	1
11.	Notarial Certificate to the Extract of Directors’ Resolution in Writing of General Maritime Crewing PTE. Ltd. passed on 1 September 2006 dated 11 September 2006	1
12.	License issued by Internal Affairs Ministry No. 20105230788 dated 3 April 2005	1
13.	Extract from the Foreign Subsidiary Trial Balance as of September 2008	1
14.	Extract from the Foreign Subsidiary Trial Balance as of December 2008	1
15.	Extract from the Unified State Register of Legal Entities dated 14 October 2008 No. 464	8